As filed with the Securities and Exchange Commission on December 10, 2010
Registration No. 333-163788

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code number)	77-0398779 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

JERRY S. RAWLS
Chairman of the Board
FINISAR CORPORATION
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

CHRISTOPHER E. BROWN, ESQ. Vice President, General Counsel and Secretary Finisar Corporation 200 Precision Road Horsham, Pennsylvania 19044 (267) 803-3803	DENNIS C. SULLIVAN, ESQ. JOE C. SORENSON, ESQ. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2248 (650) 833-2000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 initially filed on December 17, 2009 (Registration No. 333-163788) (the “Registration Statement”), deregisters certain of our 5.0% Convertible Senior Notes due 2029 (the “Notes”) and shares of our common stock issuable upon conversion of the Notes. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, we are filing this Post-Effective Amendment No. 1 to deregister, as of the effective date of this Post-Effective Amendment No. 1, all securities remaining unsold under the Registration Statement.
____________________

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 10, 2010.

FINISAR CORPORATION
BY:	/s/ Jerry S. Rawls
Jerry S. Rawls
Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jerry S. Rawls Jerry S. Rawls	Chairman of the Board of Directors (Co-Principal Executive Officer)	December 10, 2010

* Eitan Gertel	Chief Executive Officer (Co-Principal Executive Officer) and Director	December 10, 2010

/s/ Kurt Adzema Kurt Adzema	Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 10, 2010

Michael C. Child	Director	December___, 2010

* Roger C. Ferguson	Director	December 10, 2010

Thomas E. Pardun	Director	December ___, 2010

* Robert N. Stephens	Director	December 10, 2010

* Dominique Trempont	Director	December 10, 2010

* By:	/s/ Jerry S. Rawls
Jerry S. Rawls, Attorney in Fact